9




                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                     SERIES B 8% CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $0.01 PER SHARE)

                                       OF

                               CELSION CORPORATION
                            ------------------------
                            (A DELAWARE CORPORATION)


                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                                -----------------

         CELSION CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), by its President,

         DOES HEREBY CERTIFY:

         FIRST: That, pursuant to authority expressly vested in the Board of Directors of the Corporation by the provisions of its Certificate of Incorporation, the Board of Directors duly adopted the following resolution providing for the designation and issuance of up to Five Thousand (5,000) shares of Series B 8% Convertible Preferred Stock, $0.01 par value:

                           RESOLVED,  that this Board of Directors,  pursuant to
                  authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issue from time to time of a series of Preferred Stock of the Corporation and hereby fixes the designation, preferences, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Corporation's Certificate of Incorporation, to be in their entirety as follows:

         1. Designation, Par Value and Number of Shares.

                  The formal designation of the shares shall be "Series B 8% Convertible Preferred Stock" (referred to herein for convenience as "Series B Preferred Stock" or as "Preferred B Shares"). The par value of Series B
Preferred Stock is $0.01 per share. The Series B Preferred Stock shall consist of Five Thousand (5,000) shares.

         2.       Liquidation Preference and Ranking.

                  (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the business and affairs of the Corporation, and before the holders of shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock") or any other class or series of stock of the Corporation ranking junior in liquidation to the Series B Preferred Stock shall be entitled to any payment on account of such shares, the holders of Series B Preferred Stock then outstanding shall be entitled to receive, as a liquidation preference, an amount equal to One Thousand Dollars ($1,000) per share (the "Original Cost"), plus any accrued but unpaid dividends (the Original Cost plus such dividends being referred to as the "Liquidation Preference") to which such stockholders have become entitled and which have not theretofore been paid. After the holders of Series B Preferred Stock shall have received such payment of the Liquidation Preference plus all accrued and unpaid dividends in the course of such liquidation, dissolution or winding up, they shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) If, upon any liquidation, dissolution or winding up, the Corporation shall have insufficient funds to permit payment to the holders of Series B Preferred Stock then outstanding of the entire amount to which they are entitled as a Liquidation Preference, then such funds as are available for such purpose shall be distributed among such holders on the basis of the number of shares of Series B Preferred Stock held by each such holder so that, as nearly as may be practicable, the amount each such holder shall receive shall represent the same proportion of such available funds as such holder's total holding of shares of Series B Preferred Stock represents of the total shares of Series B Preferred Stock outstanding at the time.

                  (c) For all purposes under this Certificate of Designations, all shares of Series B Preferred Stock shall be of equal rank with each other.

                  (d) For all purposes under this Certificate of Designations, shares of Series B Preferred Stock shall rank in parity with shares of the Corporation's Series A 10% Convertible Preferred Stock.

         3.       Dividends.

                  (a) The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of capital surplus or earnings at the time legally available therefor, dividends at the annual rate of eight percent (8%) per share, payable in fully-paid and non-assessable shares of Series B Preferred Stock which shall be valued, for this purpose, at an amount equal to the Original Cost (as adjusted in a manner similar to that provided for the Conversion Price in
Section 9(a), as applicable). Dividends shall accrue, whether or not declared, unless such dividends are then prohibited by the provisions of the Delaware

General Corporation Law or the Corporation's Certificate of Incorporation.

                  (b) Dividends shall be cumulative and shall be payable semi-annually on December 31 and on June 30 commencing with December 31, 2002, to stockholders of record on the immediately preceding December 15th and June 15th, respectively, or such other record date as may be fixed for that purpose by the Board of Directors; provided, however, that if December 15th or June 15th shall not be a business day and the Board of Directors shall not fix another record date, the record date shall be the next succeeding business day. Dividends payable with respect to any shares of Series B Preferred Stock for the initial dividend period and for any period less than a full six-month period shall accrue from the date of issuance of such shares of Series B Preferred Stock on which such dividends are payable, and shall be computed and apportioned on the basis of a 180-day period composed of six 30-day months. Holders of Series B Preferred Stock shall not be entitled to any dividends in excess of the full dividends provided for herein, and no interest or sum of money in lieu of interest shall be payable in respect of any dividend payment which may be in arrears. No dividends shall be payable on any fractional or full shares of Series B Preferred Stock which shall have been declared, paid or distributed as dividends on outstanding Preferred B Shares.

         4.       No Dividends or Distributions to Junior Securities.

                  Except as may be otherwise provided in this Certificate of Designations, so long as any shares of Series B Preferred Stock are outstanding, no dividends shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon any Common Stock of the Corporation or upon any other shares of a class or series of stock which is junior in right and ranking to the Series B Preferred Stock, unless all amounts then due to the holders of Series B Preferred Stock, including the dividends provided for herein, have been paid.

         5.       Voting Rights.

                  Except as otherwise expressly provided herein or as required by law, the Series B Preferred Stock shall have no voting rights. However, notwithstanding the foregoing, the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock is required to approve (i) any proposed amendment to the Certificate of Incorporation of the Corporation that would materially alter or change the powers, preferences, or special rights of the Series B Preferred Stock so as to affect the holders adversely, and (ii) any plan of merger or consolidation that contains provisions which, if contained in a proposed amendment to the Certificate of Incorporation of the Corporation, would have entitled the holders of the Series B Preferred Stock to vote, as a class, on the issue.

         6.       Elective Conversion.

         The holders of shares of Series B Preferred Stock shall have the following conversion rights:

                  (a) Subject to the terms and conditions of this Section 6, the holder of any share or shares of Series B Preferred Stock shall have the right, at such holder's option at any time commencing with September 3, 2002, to convert any such shares of Series B Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred Stock) into such number of fully paid and nonassessable shares of the Corporation's Common Stock as is obtained by (i) multiplying the number of shares of Series B Preferred Stock so to be converted by One Thousand Dollars ($1,000) and (ii) dividing the result by the conversion price of Fifty Cents ($0.50) per share or, in case an adjustment of such price has taken place pursuant to the further provisions hereof, then by the conversion price as last adjusted and in effect at the date any such share or shares of Series B Preferred Stock are surrendered for conversion; provided, that, in no event shall such conversion price be less than $0.01 per share (such price, or such price as last adjusted, being referred to as the "Conversion Price").

                  (b) The conversion  right provided under paragraph (a) of this
Section 6 shall be exercised by a holder of the Preferred B Shares subject to conversion by delivering to the Corporation, during regular business hours, or to such agent as may be designated by the Corporation, the original certificate or certificates for the Preferred B Shares to be converted, duly endorsed or assigned either in blank or to the Corporation, accompanied by written notice in substantially the form attached hereto as Exhibit A, stating that the holder elects to convert such Preferred B Shares (or the number of such Preferred B Shares as to which the conversion right is to be exercise) and stating the name or names (with address and Social Security or Federal Taxpayer Identification Number) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made (the "Conversion Date").

                  (c) As promptly as practicable after the receipt of the written notice referred to in Section 6(b) and surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted, the Corporation shall issue and deliver to such holder (or upon the written order of such holder) to the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as a consequence of such conversion. To the extent permitted by law, the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding business day on which the transfer books are open and, at such time, the rights of the holder of such Preferred B Share or Shares shall cease.

                  (d) All shares of Series B Preferred Stock which shall have been surrendered for conversion shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion

Date, with respect to Preferred B Shares which have been converted, except only the right of the holders thereof to receive shares of Common Stock in conversion therefor. Any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

         7. Mandatory Redemption. The Corporation shall have the follow-ing rights to redeem shares of Series B Preferred Stock:

                  (a) Subject to the terms and conditions of this Section 7, the Corporation shall have the right (the "Redemption Right"), at its option at any time (except that, upon any liquidation of the Corporation, the Redemption Right shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred Stock), to redeem and require the conversion of all or a portion of the Preferred B Shares then outstanding for and into such number of fully paid and nonassessable shares of Common Stock (the "Redemption Stock") as is obtained by (i) multiplying the number of shares of Series B Preferred Stock so to be converted and redeemed by One Thousand Dollars ($1,000) and (ii) dividing the result by the Conversion Price. In the event that the Corporation elects to exercise its Redemption Right as to fewer than all of the Preferred B Shares then outstanding, Preferred B Shares shall be redeemed ratably (based on the number of shares held thereby and the total number of Preferred B Shares then outstanding) from each holder thereof.

                  (b) At least twenty (20) calendar days prior to the date selected by the Board of Directors as the effective date for the exercise of its Redemption Right pursuant to this Section 7 (a "Redemption Date") the Corporation shall give notice (a "Redemption Notice") to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series B Preferred Stock notifying such holder of the redemption and specifying the Redemption Date, the number of shares of Series B Preferred Stock to be redeemed from such holder, the number of shares of Redemption Stock issuable thereto in respect thereof and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at such holder's address as shown by the records of the Corporation.

                  (c) For a period of ten (10) calendar days following the delivery of the Redemption Notice, each holder of Series B Preferred Stock shall have the right to designate, by means of a notice substantially in the form of Exhibit B hereto, the name or names (with address and Social Security or Federal Taxpayer Identification Number) in which the certificate or certificates for the shares of Redemption Stock are to be issued. In the event that any holder shall, for any reason, fail to make such designation as to some or all of the shares of Redemption Stock issuable thereto, all shares of Redemption Stock not subject to valid and timely designation shall be issued in the name of the holder of the Series B Preferred Stock subject to the Redemption Right.

                  (d) From and after the close of business on a Redemption Date, unless there shall have been a default in issuance of the Redemption Stock as required hereby, all rights of holders of shares of Series B Preferred Stock (except the right to receive the Redemption Stock) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

         8.       Provisions Applicable to Conversions and Redemptions.

                  (a) No fractional shares of Common Stock shall be issued upon conversion or redemption of shares of Series B Preferred Stock into or for shares of Common Stock or Redemption Stock, and the number of shares of Common Stock or Redemption Stock to be delivered upon such conversion or redemption, in lieu of delivering any fractional share, shall be rounded to the nearest whole share (with .5 shares rounded up or down to the even number of shares). Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion or upon the written order of the holder of the certificate surrendered for conversion, the Corporation shall issue and deliver to such holder, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered. Upon redemption of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock, the certificate or certificates representing the Preferred B Shares so redeemed shall, from and after the Redemption Date, be deemed for all purposes to represent that number of shares of Series B Preferred Stock not subject to redemption and such certificate or certificates shall be deemed canceled, and of no further effect with respect to shares redeemed; provided, however, that the Corporation shall, upon surrender to it or to such agent as may be designated by the Corporation of the original certificate or certificates for the Preferred B Shares to be redeemed or upon the written order of the holder of the certificate so surrendered, issue and deliver to the holder of any shares of Series B Preferred Stock, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unredeemed portion of the certificate so surrendered.

                  (b) The Corporation shall, at all times when Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion or redemption of Series B Preferred Stock, such number of its duly authorized shares as shall from time to time be sufficient to effect the conversion or redemption of all outstanding shares of Series B Preferred Stock.

                  (c) All shares of Common Stock (including Redemption Stock) which may be issued in connection with the conversion or redemption provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable. No adjustment shall be made for dividends on any share of Series B Preferred Stock which is being converted or redeemed (unless such dividends have been accrued and are unpaid as of the Conversion or Redemption Date) or on any share of Common Stock (including Redemption Stock) issued on exercise of a holder's conversion right or the Corporation's Redemption Right as provided herein.

                  (d) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock (including Redemption Stock) upon conversion or redemption of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock (including Redemption Stock) in a name other than that in which the shares of Series B Preferred Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         9.       Adjustments to Conversion Price.

                  (a) The Conversion Price (which is initially established at Fifty Cents ($0.50) per share of Common Stock (including Redemption Stock)) in effect from time to time shall be subject to adjustment (to the nearest cent) from time to time as follows:

                           (i)     If the Corporation, at any time after June 1,
2002 and at any time prior to the conversion of a Preferred Share shall have subdivided its outstanding shares of Common Stock by recapitalization, reclassi fication or split-up thereof, or if the Corporation shall have declared a stock dividend or distributed shares of Common Stock to its stockholders, the Conversion Price immediately prior to such conversion shall be proportionately increased; and, if the Corporation, prior to such conversion, shall have at any time combined the outstanding shares of Common Stock by recapitalization, re classification or comparable combination thereof, the Conversion Price immediately prior to such conversion shall be proportionately increased.

                           (ii)    In case the Corporation,  after June 1, 2002,
shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Conversion Price shall be adjusted in such manner that the holder of Preferred B Shares, upon the conversion or redemption thereof as provided herein, at any time after the consummation of such consolidation, merger or conveyance, shall be entitled to receive the securities or property to which such holder would have been entitled upon such consummation if such holder had exercised his right to convert such Preferred B Shares immediately prior thereto.

                  (b) Any provision of this Section 9 to the contrary notwithstanding, no adjustment of the Conversion Price shall be made if the amount of such adjustment would be less than One Cent ($0.01) per share; provided, however, that any such adjustment shall be carried forward and an adjustment with respect thereto shall be made at such time, if any, as any subsequent adjustment(s) together with such carried-forward adjustment(s) result in an aggregate adjustment of One Cent ($0.01) or more.

                  (c) Upon any adjustment of the Conversion Price, then and in each such case, other than as provided in paragraph (b) above, the Corporation's chief financial officer shall give written notice thereof to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         10.      General.

                  (a) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, in accordance with applicable law. Without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B Preferred Stock, and the authorization of any shares of capital stock on a parity with Series B Preferred Stock as to the right to receive either dividends or amounts disbributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series B Preferred Stock.

                  (b) The number of authorized shares of Series B Preferred Stock may be increased (but only for the purpose of providing a sufficient number of authorized Preferred B Shares for the payment of dividends on outstanding Preferred B Shares) or decreased (but not below the number of shares then outstanding) by the directors of the Corporation.

                  (c) Any of the rights of the holders of Series B Preferred Stock set forth herein may be waived by the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding, which vote may be taken by written consent or at a meeting of the holders of Preferred B Shares.

         11.      Notices.

                  (a) Any notices required to be given to any holder of Series B Preferred Stock shall be deemed properly given if deposited in the United States mail, postage prepaid, or sent by facsimile or by overnight or express delivery service, or by electronic mail or similar electronic transmission, followed by duplicate notice via United States first class mail, postage prepaid, and addressed to the holder of record at such holder's address appearing at the books of the Corporation.

                  (b) In case of any (i) capital reorganization of the Corporation, reclassification, of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation to another corporation; (ii) voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or (iii) other event specified in this Certificate of Designations or pursuant to applicable law requiring the taking of such a record, then, and in each such case, the Corporation shall mail or cause to be mailed to each holder of shares of Series B Preferred Stock a notice specifying, as the case may be, the date on which a record is to be taken for the foregoing purposes and providing the information reasonably required in order enable to holders of record of Preferred B Shares to exercise the rights conferred by this Certificate of Designations.

                  SECOND: That such determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to said Series B Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended.

                                                       [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations for its Series B 8% Convertible Preferred Stock to be duly executed by its President and by its Secretary, respectively, this 28th day of May, 2002.

                             CELSION CORPORATION

                             By:  /s/ Augustine Y. Cheung
                                  -----------------------------------------
                                      Augustine Y. Cheung
                                      President and Chief Executive Officer


ATTEST


/s/ John Mon
    -------------------
    John Mon, Secretary

                                    Exhibit A
                                    ---------

                         CELSION (DELAWARE) CORPORATION
                             NOTICE OF CONVERSION OF
                     SERIES B 8% CONVERTIBLE PREFERRED STOCK

(To be Executed by the Registered Holder in order to convert the Series B Preferred Stock)

         The undersigned Holder hereby irrevocably elects to convert ___________shares of the Series B 8% Convertible Preferred Stock (the "Series B Preferred Stock") of Celsion Corporation, a Delaware corporation (the "Corporation") represented by stock certificate No(s). ________________ _______________________________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of the Corporation according to the conditions set forth in the Certificate of Designations for Series B Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each of the Preferred Stock Certificates being converted is attached hereto.

Date of Submission:  ___________________________________________________________

Number of Share of Series B 8% Convertible Preferred Stock to be Converted: ____

Name of Holder:_________________________________________________________________

By:_____________________________________________________________________________

Title:__________________________________________________________________________

Address:________________________________________________________________________

Social Security or Federal Taxpayer ID No: _____________________________________

                                    IMPORTANT

No shares of Common Stock will be issued until the original Series B Preferred Stock Certificates(s) to be converted and the Notice of Conversion are received by the Corporation. The Holder shall fax, or otherwise deliver, a copy of this completed and fully executed Notice of Conversion to the Corporation at the office of the Corporation or such other location designated by the Corporation and shall deliver, at the same time, the original Preferred Stock Certificate(s) representing the Series B Preferred Stock being converted, duly endorsed for transfer.


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



                                    Exhibit B
                                    ---------

                         CELSION (DELAWARE) CORPORATION
                          NOTICE OF NAME AND ADDRESS OF
                    TRANSFEREE OF SHARES OF REDEMPTION STOCK

         In accordance with Section 7 of the Certificate of Designations, the Corporation has exercised its redemption right and the undersigned holder of shares of the Corporation's Series B 8% Convertible Preferred Stock (the "Series B Preferred Stock") subject to such redemption right desires to have the shares of Common Stock of the Corporation, par value $0.01 per share, issued pursuant to such redemption (the "Redemption Shares") issued in the name of a person other than the undersigned. The undersigned desires to have the Redemption Shares issued to the individual or entity identified below. The undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates (the "Preferred Stock Certificates") representing the shares of Series B Preferred Stock subject to redemption. No fee will be charged to the undersigned holder for redemption, except for transfer taxes, if any. A copy of each of the Preferred Stock Certificates being redeemed is attached hereto.

Date of Submission:  ___________________________________________________________

Name of Holder:_________________________________________________________________

By:_____________________________________________________________________________

Title:__________________________________________________________________________

Address:________________________________________________________________________

Social Security or Federal Taxpayer ID No: _____________________________________

                                    IMPORTANT

         No shares of Common Stock will be issued until the original Series B Preferred Stock Certificates(s) representing the Series B Preferred Stock being redeemed, duly endorsed for transfer, are received by the Corporation.

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